Exhibit 99.2

NetApp Q2 Fiscal Year 2013 Earnings Results

Supplemental Commentary
November 14, 2012

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q3 FY13 Outlook section regardingour forecasts for the third quarter of fiscal year 2013. Actual results may differ materially from our statements and projections for a variety of reasons, including general economic and market conditions, such as the global macroeconomic environment and the continuing deliberations regarding future tax and fiscal policy in the U.S., and matters specific to our business such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between the non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q2 Fiscal Year 2013

Revenue
	Q2 FY13 Revenue	% of Q2 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Product Revenue	$996M	65%	11%	-2%
Software Entitlements & Maintenance	$219M	14%	0%	11%
Service	$326M	21%	-1%	11%
Net Revenue	$1,541M	100%	7%	2%

Net revenue for the second quarter was $1,541 million, an increase of 7% sequentially and 2% year over year. Foreign currency fluctuations2 were immaterial sequentially and had an unfavorable impact of one and a half percentage points on a year over year basis.

Product revenue was $996 million, an increase of 11% sequentially and a decline of 2% year over year. Product revenue was 65% of net revenue in Q2, up from 62% the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $219 million or 14% of revenue. SEM revenue was flat sequentially and increased 11% year over year.

Service revenue was $326 million, a decrease of 1% sequentially and an increase of 11% year over year. Service revenue was 21% of net revenue in the second quarter, down from 23% in the first quarter.
•	Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised 74% of our service revenue this quarter and increased 2% sequentially and 16% year over year.
•	Professional services revenue declined 10% from the prior quarter and 1% year over year.

1 Sequential and year over year calculations are based upon prior results which can be found at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the respective comparable period (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period net gains or losses on revenue hedging activities.

Branded and OEM Revenue
	Q2 FY13 Revenue	% of Q2 FY13 Net Revenue	Sequential Change1	Year/Year Change1
Branded Revenue	$1331M	86%	8%	4%
OEM Revenue	$210M	14%	0%	-9%
Net Revenue	$1,541M	100%	7%	2%

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions. Our OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Gross Margin
	Q2 FY13	Q1 FY13	Q2 FY12
Non-GAAP Gross Margin	60.6%	60.3%	61.9%
Product	53.6%	51.4%	56.2%
S/W Entitlements & Maintenance	96.8%	97.0%	97.2%
Services	57.5%	60.3%	57.8%

Operating Expenses
	Q2 FY13	Q1 FY13	Q2 FY12
Non-GAAP Operating Expenses	$712M	$691M	$654M

Non-GAAP operating expenses of $712 million increased 3% from Q1 and 9% year over year. Q2 non-GAAP operating expenses were 46% of net revenue, compared to 48% in Q1.

Our global headcount increased to approximately 12,650 at the end of Q2 up from 12,450 at the end of Q1.

GAAP operating expenses included $59 million in stock-based compensation, down from $72 million in Q1, and $8 million in amortization of intangible assets.

Income from Operations, Other Income & Effective Tax Rate

	Q2 FY13	Q1 FY13	Q2 FY12
Non-GAAP Income from Operations	$222M	$181M	$279M
% of Net Revenue	14.4%	12.5%	18.5%
Non-GAAP Other Income, Net	$7M	$8M	$3M
Non-GAAP Income Before Income Taxes	$229M	$189M	$282M
Non-GAAP Effective Tax Rate	17.3%	17.3%	16.4%

Non-GAAP income from operations was $222 million, an increase of 23% sequentially and a decrease of 20% year over year. Non-GAAP operating margin was 14.4% of Q2 net revenue.

Non-GAAP other income, net was $7 million. GAAP other expenses, net includes approximately $14 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $229 million, or 14.8% of net revenue in Q2, compared to 13.1% of net revenue in the prior quarter and 18.7% of net revenue in Q2 last year. Our non-GAAP effective tax rate was 17.3%.

Net Income
	Q2 FY13	Q1 FY13	Q2 FY12
Non-GAAP Net Income	$189M	$156M	$236M
Weighted Average Common Shares Outstanding, diluted	368M	371M	376M
Non-GAAP Net Income per Share, diluted	$0.51	$0.42	$0.63

Non-GAAP net income was $189 million, or $0.51 per share. GAAP net income was $110 million, or $0.30 per share. Our diluted share count was 368 million shares, a decrease of approximately 3 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count

	Q2 FY13	Q1 FY13	Q2 FY12
Convertible Notes3	1M	0.2M	7M
Warrants	--	--	--

For Q2, diluted share count was approximately 368 million, lower than our previous guidance of approximately 370 million. With an average share price of $32.65 during our second quarter, the convertible notes had a minimal impact on our share count. Since the average stock price was below the $41.28 conversion price of the warrants, there was no share count impact from the warrants this quarter.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q2, the hedge would have reduced our share count by approximately 800 thousand shares. Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

Select Balance Sheet Items
	Q2 FY13	Q1 FY13	Q2 FY12
Cash, Cash Equivalents & Investments	$5.57B	$5.44B	$4.64B
Deferred Revenue	$2.77B	$2.77B	$2.44B
DSO (days)4	36	37	38
Inventory Turns5	11.4	11.3	14.1

Cash, cash equivalents and short-term investments totaled $5.57 billion at the end of Q2, an increase of $130 million from Q1 and $929 million from Q2 last year. Of our cash, cash equivalents and investment balance, 44% was held in the U.S. At the end of Q2, total deferred revenue balance was $2.77 billion, flat from Q1 and up $332 million from Q2 last year.

3 80% hedged on maturity or conversion of the convertible notes.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2 FY13	Q1 FY13	Q2 FY12
Net Cash Provided by Operating Activities	$336M	$229M	$370M
Purchases of Property and Equipment	$67M	$62M	$93M
Free Cash Flow6	$269M	$167M	$277M
Free Cash Flow as % of Total Revenue	17%	12%	18%

Net cash provided by operating activities was $336 million, an increase of 47% sequentially and a decrease of 9% year over year. Capital expenditures were $67 million, an increase of 8% from last quarter. Free cash flow totaled $269 million or 17% of revenue.

Q3 FY13 Outlook
Q3 FY13 Outlook
Revenue	$1.575 - $1.675B 2% to 9% sequential growth 1% to 7% year over year growth
Share Count	Approximately 365M
Non-GAAP Net Income per Share, Diluted	$0.53 - $0.58
GAAP Net Income per Share, Diluted	$0.29 - $0.34

This outlook is based on current business expectations and market conditions and continued uncertainty in the macroeconomic environment. Dilutive share count includes the estimated impact of our convertible notes and warrants, calculated based upon our average stock price of $27.66 for the first 8 trading days of our third quarter. We estimate share count for the third quarter of fiscal year 2013 will decrease to approximately 365 million shares. Since the average stock price is below the $31.85 strike price for the convertible notes, the Q3 share count outlook does not include any estimate for the dilution associated with the Company’s outstanding note hedge.

6 Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Other Business Metrics

Geographic Mix
	% of Q2 FY13 Revenue	Q2 FY13 Revenue	Year/Year Change
Americas	58%	$897M	0%
Americas Commercial	39%	$605M	0%
U.S. Public Sector	19%	$292M	1%
EMEA	28%	$438M	2%
Asia Pacific	13%	$206M	14%

Americas contributed $897 million or 58% of revenue, an increase of 12% sequentially and flat year over year. The Americas includes U.S. commercial sector and U.S. public sector. The U.S. commercial sector contributed $605 million or 39% of revenue, an increase of 1% sequentially and flat year over year. The U.S. public sector generated $292 million or 19% of revenue, an increase of 45% sequentially and 1% year over year. EMEA contributed $438 million or 28% of total revenue, no change sequentially and an increase of 2% year over year. Asia Pacific generated $206 million or 13% of revenue, an increase of 1% from the prior quarter and 14% year over year.

Pathways Mix
	% of Q2 FY13 Revenue	% of Q1 FY13 Revenue	% of Q2 FY12 Revenue
Direct	18%	22%	20%
Indirect Pathways	82%	78%	80%
Arrow	20%	16%	18%
Avnet	15%	14%	13%
OEM Customers	14%	14%	15%

Direct revenue was 18% of Q2 revenue, a decrease of 10% sequentially and 8% year over year. Indirect pathways represented 82% of this quarter’s revenue, an increase of 11% sequentially and an increase of 5% year over year.

Within the indirect pathways, Arrow accounted for 20% of Q2 revenues and Avnet contributed 15% of this quarter’s revenue. Revenue from OEM customers, including IBM, Fujitsu, and other E-Series OEM customers, was 14% of net revenue.

Capacity Trends

(in Petabytes)	Q2 FY12*	Q3 FY12*	Q4 FY12*	Q1 FY13*	Q2 FY13
Fibre Channel	61	69	43	47	30
ATA	603	659	751	646	692
SAS	202	279	391	256	283
Total	866	1,007	1,185	949	1,005
*Recasted

In the above table, capacity shipped has been recasted for several quarters due to an underreporting of drives shipped in Q3 and Q4 of fiscal 2012 as well as Q1 of this fiscal year.

For Q2, we shipped over an exabyte of storage, an increase of 6% sequentially and 16% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	October 26, 2012	July 27, 2012	October 28, 2011

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$109.6	$63.8	$165.6

Adjustments:
Amortization of intangible assets	21.5	21.4	21.7
Stock-based compensation	65.0	79.2	63.0
Acquisition-related expense	-	-	1.7
Non-cash interest expense	14.4	14.3	11.5
Income tax effect of non-GAAP adjustments	(21.5)	(22.3)	(28.0)

NON-GAAP NET INCOME	$189.0	$156.4	$235.5

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$627.3	$594.5	$594.0
Adjustments:
Amortization of intangible assets	(13.9)	(14.0)	(14.0)
Stock-based compensation	(6.1)	(7.4)	(5.6)

NON-GAAP COST OF REVENUES	$607.3	$573.1	$574.4

COST OF PRODUCT REVENUES	$477.3	$452.2	$460.7
Adjustments:
Amortization of intangible assets	(13.9)	(14.0)	(14.0)
Stock-based compensation	(1.5)	(1.8)	(1.4)

NON-GAAP COST OF PRODUCT REVENUES	$461.9	$436.4	$445.3

COST OF SERVICE REVENUES	$143.0	$135.7	$127.7
Adjustment:
Stock-based compensation	(4.6)	(5.6)	(4.2)

NON-GAAP COST OF SERVICE REVENUES	$138.4	$130.1	$123.5

GROSS PROFIT	$913.9	$850.1	$913.0
Adjustments:
Amortization of intangible assets	13.9	14.0	14.0
Stock-based compensation	6.1	7.4	5.6

NON-GAAP GROSS PROFIT	$933.9	$871.5	$932.6

SALES AND MARKETING EXPENSES	$488.2	$482.9	$454.1
Adjustments:
Amortization of intangible assets	(7.6)	(7.4)	(7.7)
Stock-based compensation	(30.9)	(39.0)	(30.4)

NON-GAAP SALES AND MARKETING EXPENSES	$449.7	$436.5	$416.0

RESEARCH AND DEVELOPMENT EXPENSES	$223.8	$221.4	$199.7
Adjustments:
Stock-based compensation	(19.3)	(23.7)	(18.2)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$204.5	$197.7	$181.5

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	October 26, 2012	July 27, 2012	October 28, 2011

GENERAL AND ADMINISTRATIVE EXPENSES	$66.6	$65.6	$65.1
Adjustment:
Stock-based compensation	(8.7)	(9.1)	(8.8)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$57.9	$56.5	$56.3

ACQUISITION-RELATED EXPENSE	$-	$-	$1.7
Adjustment:
Acquisition-related expense	-	-	(1.7)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$-	$-	$-

OPERATING EXPENSES	$778.6	$769.9	$720.6
Adjustments:
Amortization of intangible assets	(7.6)	(7.4)	(7.7)
Stock-based compensation	(58.9)	(71.8)	(57.4)
Acquisition-related expense	-	-	(1.7)

NON-GAAP OPERATING EXPENSES	$712.1	$690.7	$653.8

INCOME FROM OPERATIONS	$135.3	$80.2	$192.4
Adjustments:
Amortization of intangible assets	21.5	21.4	21.7
Stock-based compensation	65.0	79.2	63.0
Acquisition-related expense	-	-	1.7

NON-GAAP INCOME FROM OPERATIONS	$221.8	$180.8	$278.8

TOTAL OTHER EXPENSE, NET	$(7.6)	$(6.0)	$(8.5)
Adjustment:
Non-cash interest expense	14.4	14.3	11.5

NON-GAAP TOTAL OTHER INCOME, NET	$6.8	$8.3	$3.0

INCOME BEFORE INCOME TAXES	$127.7	$74.2	$183.9
Adjustments:
Amortization of intangible assets	21.5	21.4	21.7
Stock-based compensation	65.0	79.2	63.0
Acquisition-related expense	-	-	1.7
Non-cash interest expense	14.4	14.3	11.5

NON-GAAP INCOME BEFORE INCOME TAXES	$228.6	$189.1	$281.8

PROVISION FOR INCOME TAXES	$18.1	$10.4	$18.3
Adjustment:
Income tax effect of non-GAAP adjustments	21.5	22.3	28.0

NON-GAAP PROVISION FOR INCOME TAXES	$39.6	$32.7	$46.3

NET INCOME PER SHARE	$0.298	$0.172	$0.440

Adjustments:
Amortization of intangible assets	0.058	0.058	0.058
Stock-based compensation	0.176	0.213	0.168
Acquisition-related expense	-	-	0.004
Non-cash interest expense	0.039	0.038	0.031
Income tax effect of non-GAAP adjustments	(0.058)	(0.060)	(0.075)

NON-GAAP NET INCOME PER SHARE	$0.513	$0.421	$0.626

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER 2013
(Unaudited)

Third Quarter
2013

Non-GAAP Guidance - Net Income Per Share	$0.53 - $0.58

Adjustments of Specific Items to
Net Income Per Share for the Third
Quarter 2013:
Amortization of intangible assets	(0.06)
Stock-based compensation expense	(0.21)
Non-cash interest expense	(0.04)
Income tax effect	0.07
Total Adjustments	(0.24)

GAAP Guidance - Net Income Per Share	$0.29 - $0.34